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HEWLETT-PACKARD COMPANY

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WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

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[Attached is the text of an advertisement that will run in the 3/5/02 editions of the Wall Street Journal and the San Jose Mercury News, and the 3/6/02 editions of the San Francisco Chronicle, USA Today, the Houston Chronicle and the New York Times.]

Attention: All Hewlett-Packard Stockholders

WHY COMPAQ?
THERE IS NO GOOD REASON

HP does not need to acquire Compaq. HP is a strong company with a deep bench of experienced operating executives who are capable of managing the business— today and tomorrow. HP should not acquire Compaq— a company with a struggling commodity computing business that accounts for approximately 65% of its revenues.

THE PRICE FOR COMPAQ IS TOO HIGH AND UNPRECEDENTED

HP claims, “Most [tech mergers] were done in hot markets at hot prices...This is a deal that was not done in a hot market and a hot price. We got wonderful value, we think.”1 The numbers speak for themselves. HP stockholders are paying 47.7 times CY 2002 earnings for Compaq, more than twice what other acquirors have historically paid for computer companies and more than two times HP’s own multiple.2

WE URGE YOU TO VOTE “AGAINST” THE COMPAQ MERGER BY CHECKING THE “AGAINST” BOX ON YOUR GREEN PROXY. IF YOU’VE PREVIOUSLY SIGNED A WHITE PROXY VOTING FOR THE MERGER, YOU HAVE EVERY PROPER AND LEGAL RIGHT TO CHANGE YOUR MIND. SIMPLY SIGN, DATE AND MAIL BACK YOUR GREEN CARD PROMPTLY. PLEASE DO NOT RETURN ANY WHITE PROXY CARDS IN THE FUTURE.

1 Carly Fiorina speaking on CNBC Squawk box, 2/7/02.     2 HP/Compaq multiple is based on Compaq full FY02 EPS estimate from First Call and HP price as of February 15, 2002, based on deal ratio of 0.6325 HP shares for each share of Compaq. Historical forward P/E ratios are based on the terms of the deal as per company filings at time of announcement and target First Call EPS estimates for the next fiscal year on the day prior to the announcement of the deal.     3 Merger Communication Toolkit sent to HP managers for use in communicating with HP employees in connection with the merger, filed by HP pursuant to Rule 425 on 1/22/02.     4 Ms. Fiorina’s speech at Goldman Sachs Technology Conference, filed with the SEC pursuant to Rule 425 on 2/4/02.     5 Presentation by Vyomesh Joshi to the HP Security Analyst Meeting conference filed with the SEC pursuant to Rule 425 on 2/27/02.     6 Based on assumptions outlined in a report titled “HP Has Higher Value, Lower Risk Strategic Alternatives to the Proposed Merger” filed with the SEC on 2/19/02.

Forward-Looking Statements. The views expressed in this advertisement are judgments, which are subjective in nature and in certain cases forward-looking in nature. This advertisement also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this advertisement does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold.